Two Harbors Investment Corp. Reports First Quarter 2016 Financial Results
Investment Opportunities Become More Attractive

NEW YORK, May 4, 2016 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended March 31, 2016.

Summary

•	Reported Core Earnings of $71.8 million, or $0.21 per weighted average common share.(1)

•	Repurchased 8.0 million shares, representing 2.3% of common shares outstanding at December 31, 2015, at an average price of $7.64 per share, which was accretive to book value.

•	Closed on additional senior commercial real estate assets; aggregate portfolio carrying value of $744.3 million at March 31, 2016.

•	Added $5.0 billion unpaid principal balance (UPB) of MSR through expanded flow-sale relationships and bulk acquisition.

•	Sponsored two securitizations, issuing securities backed by approximately $628.3 million UPB of prime jumbo residential mortgage loans.

•	Reported book value of $9.70 per common share, representing a (1.8%)(2) total return on book value after accounting for a dividend of $0.23 per share.

“In the first quarter, we increased our capital allocation to commercial real estate assets due to the continued attractiveness of this sector,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “We also opportunistically purchased Agency RMBS as spreads widened intra-quarter.  Our ability to dynamically allocate capital is important to our stockholders, as it allows us to take advantage of evolving market conditions.”

(1)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(2)
Return on book value for the quarter ended March 31, 2016 is defined as the decrease in book value from December 31, 2015 to March 31, 2016 of $0.41, plus the dividend declared of $0.23 per share, divided by December 31, 2015 book value of $10.11 per share.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2016:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended March 31, 2016
Earnings	Earnings	Per weighted share	Annualized return on average equity
Core Earnings(1)	$71,844	$0.21	8.3%
GAAP Net Loss	$(88,930)	$(0.25)	(10.2)%
Comprehensive Loss	$(67,585)	$(0.19)	(7.8)%

Operating Metrics
Dividend per common share	$0.23
Book value per share at period end	$9.70
Other operating expenses as a percentage of average equity	1.7%
________________

(1)	Please see page 13 for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended March 31, 2016 of $71.8 million, or $0.21 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended December 31, 2015 of $72.1 million, or $0.20 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 8.3% and 7.8% for the quarters ended March 31, 2016 and December 31, 2015, respectively.

For the first quarter of 2016, the company recognized:

•	net realized gains on RMBS and mortgage loans held-for-sale of $16.7 million, net of tax;

•	net unrealized gains on certain RMBS and mortgage loans held-for-sale of $14.1 million, net of tax;

•	other-than-temporary impairment loss of $0.7 million, net of tax;

•	net gains of $9.6 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized losses of $134.9 million, net of tax, associated with interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank (FHLB) of Des Moines advances;

•	net realized and unrealized gains on other derivative instruments of approximately $9.4 million, net of tax;

•	net realized and unrealized gains on consolidated financing securitizations of $1.5 million, net of tax;

•	a net decrease in fair value of $88.7 million(2) on MSR, net of tax; and

•	securitization deal costs of $2.4 million, net of tax.

(2)
Decrease in fair value on MSR, net of tax, of $88.7 million is comprised of a decrease in fair value of $73.7 million, net of tax, excluded from Core Earnings and $15.0 million, net of tax, of estimated amortization included in Core Earnings.

The company reported a GAAP Net Loss of $88.9 million, or $0.25 per weighted average common share outstanding, for the quarter ended March 31, 2016, as compared to GAAP Net Income of $210.7 million, or $0.59 per weighted average common share outstanding, for the quarter ended December 31, 2015. On a GAAP Net Income basis, the company recognized an annualized return on average equity of (10.2%) and 22.7% for the quarters ended March 31, 2016 and December 31, 2015, respectively.

The company reported a Comprehensive Loss of $67.6 million, or $0.19 per weighted average common share outstanding, for the quarter ended March 31, 2016, as compared to a Comprehensive Loss of $3.2 million, or $0.01 per weighted average common share outstanding, for the quarter ended December 31, 2015. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income (Loss). On a Comprehensive Income (Loss) basis, the company recognized an annualized return on average equity of (7.8%) and (0.3%) for the quarters ended March 31, 2016 and December 31, 2015, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.23 per common share for the quarter ended March 31, 2016. The annualized dividend yield on the company’s common stock for the quarter, based on the March 31, 2016 closing price of $7.94, was 11.6%.

The company’s book value per share, after taking into account the first quarter 2016 dividend of $0.23 per share, was $9.70 as of March 31, 2016, compared to $10.11 as of December 31, 2015, which represented a total return on book value for the quarter of (1.8%).(1)

Other operating expenses for the quarter ended March 31, 2016 were approximately $14.9 million, or 1.7% of average equity, compared to approximately $16.1 million, or 1.7% of average equity, for the quarter ended December 31, 2015.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale, net economic interests in consolidated securitization trusts and commercial real estate assets. As of March 31, 2016, the total value of the company’s portfolio was $12.2 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $8.7 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of March 31, 2016. The credit strategy consisted of $2.8 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans, as well as their associated notional hedges as of March 31, 2016. The commercial strategy consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $744.3 million as of March 31, 2016.

For the quarter ended March 31, 2016, the annualized yield on the company’s average aggregate portfolio was 4.58% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.21%. This resulted in a net interest rate spread of 3.37%.

(1)
Return on book value for the quarter ended March 31, 2016 is defined as the decrease in book value from December 31, 2015 to March 31, 2016 of $0.41, plus the dividend declared of $0.23 per share, divided by December 31, 2015 book value of $10.11 per share.

RMBS and Agency Derivatives
For the quarter ended March 31, 2016, the annualized yield on average RMBS and Agency Derivatives was 4.2%, consisting of an annualized yield of 3.3% in Agency RMBS and Agency Derivatives and 8.3% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 9.2% for Agency RMBS and Agency Derivatives held as of March 31, 2016, compared to 10.3% for those securities held as of December 31, 2015. The weighted average cost basis of the principal and interest Agency portfolio was 106.6% of par as of March 31, 2016 and 108.1% of par as of December 31, 2015. The net premium amortization was $24.2 million and $25.3 million for the quarters ended March 31, 2016 and December 31, 2015, respectively.

The company experienced a three-month average CPR of 5.3% for non-Agency principal and interest RMBS held as of March 31, 2016, as compared to 6.2% for those securities held as of December 31, 2015. The weighted average cost basis of the non-Agency portfolio was 58.2% of par as of March 31, 2016, compared to 60.4% of par as of December 31, 2015. The discount accretion was $16.8 million for the quarter ended March 31, 2016, compared to $19.2 million for the quarter ended December 31, 2015. The total net discount remaining was $1.0 billion as of March 31, 2016, compared to $1.1 billion as of December 31, 2015, with $0.4 billion designated as credit reserve as of March 31, 2016.

As of March 31, 2016, fixed-rate investments composed 83.7% and adjustable-rate investments composed 16.3% of the company’s RMBS and Agency Derivatives portfolio.

As of March 31, 2016, the company had residential mortgage loans held-for-investment with a carrying value of $3.7 billion and the company’s collateralized borrowings had a carrying value of $2.8 billion, resulting in net economic interests in consolidated securitization trusts of $896.0 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans with UPB totaling $55.3 billion. The MSR had a fair market value of $446.2 million as of March 31, 2016, and the company recognized unrealized losses of $101.4 million during the quarter ended March 31, 2016.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $34.1 million of servicing income, $7.4 million of servicing expenses and $0.5 million in reserve expense for representation and warranty obligations during the quarter ended March 31, 2016.

Residential Mortgage Loans Held for Sale
As of March 31, 2016, the company held prime jumbo residential mortgage loans with a fair market value of $315.0 million and had outstanding purchase commitments to acquire an additional $252.2 million UPB of residential mortgage loans, subject to fallout if the loans do not close. For the quarter ended March 31, 2016, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.1%, compared to 4.0% for the quarter ended December 31, 2015.

During the quarter, the company sponsored two securitizations, Agate Bay Mortgage Trust 2016-1 and Agate Bay Mortgage Trust 2016-2. The trusts issued securities backed by approximately $628.3 million UPB of prime jumbo residential mortgage loans.

Commercial Real Estate
The company originates and acquires senior and mezzanine commercial real estate assets. These assets are U.S.-domiciled and are secured by a diverse mix of property types, which includes office, retail, multifamily and hotel properties.

As of March 31, 2016, the company held senior and mezzanine commercial real estate assets with an aggregate carrying value of $744.3 million. For the quarter ended March 31, 2016, the annualized yield on commercial real estate assets was 6.4% as compared to 6.0% for the quarter ended December 31, 2015.

Other Investments and Risk Management Derivatives
The company held $1.6 billion notional of net long TBAs as of March 31, 2016, which are accounted for as derivative instruments in accordance with GAAP.

As of March 31, 2016, the company was a party to interest rate swaps and swaptions with a notional amount of $20.6 billion. Of this amount, $6.5 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $8.9 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $5.2 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio as of March 31, 2016 and December 31, 2015:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2016		As of December 31, 2015
	(unaudited)		(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$7,972,296	65.3%	5,864,294	52.7%
Hybrid ARMs	36,800	0.3%	108,596	1.0%
Total Agency	8,009,096	65.6%	5,972,890	53.7%
Agency Derivatives	157,219	1.3%	157,906	1.4%
Mortgage servicing rights	446,170	3.6%	493,688	4.4%
Residential mortgage loans held-for-sale	61,319	0.5%	36,069	0.3%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,172,288	9.6%	1,313,695	11.8%
Mezzanine Bonds	397,492	3.3%	532,572	4.8%
Non-Agency Other	5,578	—%	6,163	0.1%
Total Non-Agency	1,575,358	12.9%	1,852,430	16.7%
Net Economic Interest in Securitization(1)	896,020	7.3%	1,173,617	10.6%
Residential mortgage loans held-for-sale	325,940	2.7%	775,362	7.0%
Commercial real estate assets	744,259	6.1%	660,953	5.9%
Aggregate Portfolio	$12,215,381		$11,122,915
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics	Three Months Ended March 31, 2016		Three Months Ended December 31, 2015
	(unaudited)		(unaudited)
Annualized portfolio yield during the quarter	4.58%		4.56%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.7%		3.8%
Credit Strategy
Non-Agency RMBS, Legacy(1)	8.6%		8.4%
Non-Agency RMBS, New issue(1)	4.3%		4.0%
Net economic interest in securitizations	4.8%		4.6%
Residential mortgage loans held-for-sale	4.1%		4.0%
Commercial Strategy	6.4%		6.0%

Annualized cost of funds on average borrowing balance during the quarter(2)	1.21%		1.30%
Annualized interest rate spread for aggregate portfolio during the quarter	3.37%		3.26%
Debt-to-equity ratio at period-end(3)	3.0	:1.0	2.5	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of March 31, 2016
Weighted average cost basis of principal and interest securities
Agency(4)	$106.59		$108.10
Non-Agency(5)	$58.20		$60.42
Weighted average three month CPR
Agency	9.2%		10.3%
Non-Agency	5.3%		6.2%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	83.7%		75.7%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	16.3%		24.3%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009. New issue non-Agency RMBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $53.89 at March 31, 2016 and $55.80 at December 31, 2015.

“There were exciting opportunities available in the market in the first quarter,”  stated Bill Roth, Two Harbors’ Chief Investment Officer. “We increased leverage to take advantage of wider Agency spreads, while adding to our MSR and commercial real estate holdings. We have continued this trend post-quarter end as we see attractive available spreads in various sectors.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets divided by total equity, of 3.0:1.0 and 2.5:1.0 as of March 31, 2016 and December 31, 2015, respectively.

As of March 31, 2016, the company had outstanding $6.2 billion of repurchase agreements funding RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets with 20 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.15% as of March 31, 2016.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of March 31, 2016, TH Insurance had $4.0 billion in outstanding secured advances, with a weighted average borrowing rate of 0.59%, and had no additional available uncommitted capacity for borrowings.

As of March 31, 2016, the company’s aggregate repurchase agreements and FHLB advances funding RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets had a weighted average of 5.2 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances outstanding as of March 31, 2016 and December 31, 2015, and the related cost of funds for the three months ended March 31, 2016 and December 31, 2015:

	As of March 31, 2016	As of December 31, 2015
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$7,514,775	$5,709,003
Mortgage servicing rights	—	—
Non-Agency MBS	1,072,780	1,278,214
Net economic interests in consolidated securitization trusts(1)	903,162	983,290
Residential mortgage loans held-for-sale	256,005	596,156
Commercial real estate assets	443,130	226,611
	$10,189,852	$8,793,274

Cost of Funds Metrics	Three Months Ended March 31, 2016	Three Months Ended December 31, 2015
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.9%	0.8%
Agency RMBS and Agency Derivatives	0.7%	0.5%
Mortgage servicing rights	—%	—%
Non-Agency MBS	2.3%	2.0%
Net economic interests in consolidated securitization trusts(1)	0.9%	0.8%
Residential mortgage loans held-for-sale	0.7%	0.5%
Commercial real estate assets	1.7%	1.2%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with GAAP.

Share Repurchase Program
During the first quarter of 2016, the company repurchased 8.0 million shares of common stock pursuant to its share repurchase program at an average price of $7.64 per share, which was accretive to book value, for a total cost of $61.3 million. From the inception of the program through March 31, 2016, the company had repurchased an aggregate of 24.1 million shares at a cost of $200.4 million, with an additional 50.9 million shares remaining available for purchase pursuant to the share repurchase program.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 5, 2016 at 9:00 a.m. EST to discuss first quarter 2016 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 86760221, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on May 5, 2016, through 12:00 a.m. EST on May 12, 2016. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 86760221. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Investor and Media Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.hugen@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$9,584,454	$7,825,320
Residential mortgage loans held-for-sale, at fair value	387,259	811,431
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,705,647	3,173,727
Commercial real estate assets	744,259	660,953
Mortgage servicing rights, at fair value	446,170	493,688
Cash and cash equivalents	754,827	737,831
Restricted cash	281,145	262,562
Accrued interest receivable	54,517	49,970
Due from counterparties	233,378	17,206
Derivative assets, at fair value	197,847	271,509
Other assets	295,102	271,575
Total Assets	$16,684,605	$14,575,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$6,189,852	$5,008,274
Collateralized borrowings in securitization trusts, at fair value	2,809,627	2,000,110
Federal Home Loan Bank advances	4,000,000	3,785,000
Derivative liabilities, at fair value	77,038	7,285
Due to counterparties	91,547	34,294
Dividends payable	79,939	92,016
Other liabilities	65,911	72,232
Total Liabilities	13,313,914	10,999,211

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 347,562,770 and 353,906,807 shares issued and outstanding, respectively	3,476	3,539
Additional paid-in capital	3,647,236	3,705,519
Accumulated other comprehensive income	380,406	359,061
Cumulative earnings	1,595,825	1,684,755
Cumulative distributions to stockholders	(2,256,252)	(2,176,313)
Total Stockholders’ Equity	3,370,691	3,576,561
Total Liabilities and Stockholders’ Equity	$16,684,605	$14,575,772

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Interest income:
Available-for-sale securities	$79,428	$135,525
Trading securities	—	4,695
Residential mortgage loans held-for-sale	7,202	4,271
Residential mortgage loans held-for-investment in securitization trusts	32,771	18,237
Commercial real estate assets	11,072	44
Cash and cash equivalents	290	197
Total interest income	130,763	162,969
Interest expense:
Repurchase agreements	16,029	20,565
Collateralized borrowings in securitization trusts	19,359	10,708
Federal Home Loan Bank advances	5,972	2,230
Total interest expense	41,360	33,503
Net interest income	89,403	129,466
Other-than-temporary impairment losses	(717)	(127)
Other income (loss):
Gain on investment securities	29,474	129,457
Loss on interest rate swap and swaption agreements	(125,484)	(126,443)
Gain on other derivative instruments	16,015	2,967
Gain on residential mortgage loans held-for-sale	10,803	9,092
Servicing income	34,133	32,087
Loss on servicing asset	(101,440)	(52,403)
Other income (loss)	2,827	(1,857)
Total other loss	(133,672)	(7,100)
Expenses:
Management fees	12,044	12,721
Securitization deal costs	3,732	2,611
Servicing expenses	7,861	6,716
Other operating expenses	14,856	16,055
Total expenses	38,493	38,103
(Loss) income before income taxes	(83,479)	84,136
Provision for (benefit from) income taxes	5,451	(10,657)
Net (loss) income	$(88,930)	$94,793
Basic and diluted (loss) earnings per weighted average common share	$(0.25)	$0.26
Dividends declared per common share	$0.23	$0.26
Basic and diluted weighted average number of shares of common stock outstanding	349,436,015	366,507,657

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Comprehensive (loss) income:
Net (loss) income	$(88,930)	$94,793
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	21,345	(5,931)
Other comprehensive income (loss)	21,345	(5,931)
Comprehensive (loss) income	$(67,585)	$88,862

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Reconciliation of net (loss) income to Core Earnings:

Net (loss) income	$(88,930)	$94,793

Adjustments for non-core earnings:
Gain on sale of securities and residential mortgage loans held-for-sale, net of tax	(16,749)	(122,527)
Unrealized gain on securities and residential mortgage loans held-for-sale, net of tax	(14,103)	(8,644)
Other-than-temporary impairment loss, net of tax	717	127
Realized gain on termination or expiration of swaps and swaptions, net of tax	(9,586)	(7,279)
Unrealized loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	134,942	97,469
Gain on other derivative instruments, net of tax	(9,393)	(824)
Realized and unrealized (gain) loss on financing securitizations, net of tax	(1,478)	2,902
Realized and unrealized loss on mortgage servicing rights, net of tax	73,661	36,318
Securitization deal costs, net of tax	2,426	1,697
Change in representation and warranty reserve, net of tax	337	43
Core Earnings(1)	$71,844	$94,075

Weighted average shares outstanding	349,436,015	366,507,657

Core Earnings per weighted average share outstanding	$0.21	$0.26
________________

(1)
Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(unaudited)
Net Interest Income:
Interest income	$130.8	$133.6	$152.8	$152.5	$163.0
Interest expense	41.4	36.6	37.0	35.0	33.5
Net interest income	89.4	97.0	115.8	117.5	129.5
Other income:
Interest spread on interest rate swaps	(6.2)	(12.6)	(19.4)	(26.2)	(27.5)
Interest spread on other derivative instruments	5.4	6.0	5.6	6.4	7.7
Servicing income, net of amortization(1)	17.9	16.8	10.8	17.2	19.1
Other income	1.3	1.4	1.1	1.0	1.0
Total other (loss) income	18.4	11.6	(1.9)	(1.6)	0.3
Expenses	34.3	35.8	35.6	35.3	35.4
Core Earnings before income taxes	73.5	72.8	78.3	80.6	94.4
Income tax (benefit) expense	1.7	0.7	(1.1)	0.4	0.3
Core Earnings	$71.8	$72.1	$79.4	$80.2	$94.1
Basic and diluted weighted average Core EPS	$0.21	$0.20	$0.22	$0.22	$0.26
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.